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Exhibit 21

Subsidiaries of State National Bancshares, Inc., a Texas corporation

State National Statutory Trust I, a Connecticut statutory trust

State National Capital Trust I, a Delaware statutory trust

State National Statutory Trust II, a Connecticut statutory trust

State National Bancshares of Delaware, Inc., a Delaware corporation

State National Bank, a national banking association

TWOENC, INC., a Texas corporation

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  Exhibit 21